EXHIBIT 10.18

THIS LEASE is made this 18th day of May, 2005, between 300 CRA LLC, having an office at 2 Research Way, Princeton, NJ 08540, hereinafter called “Landlord”, and Pharmasset, Inc. with an office located at 303A College Road East, Princeton, NJ 08540 hereinafter called “Tenant”.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions hereinafter set forth, those certain premises including use of all furniture, fixtures and equipment existing within the premises on the date hereof (the “Premises”) as set forth in Items 1 of the Basic Lease Provisions and as shown in the drawings attached hereto as Exhibit A being located on the floor indicated in that certain office building (the “Building”) and on that certain lot (the “Parcel”) together hereinafter referred to as (the “Project”) being located at 2 Research Way, Township of Plainsboro, County of Middlesex, State of New Jersey. Landlord shall deliver the Premises to Tenant on the Commencement Date (as defined below) with walls ready to paint, base floors, ceiling, lighting, standard electrical, plumbing, sprinkler, life and safety and HVAC systems provided Tenant accepts and occupies the Premises in their as-is condition.

BASIC LEASE PROVISIONS

1.	Location of Premises:	303A College Road East Princeton, NJ 08540

2.	Rentable Area of Premises:	30,894 rentable square feet

3.	Tenant’s Percentage Share:	50.35% (30,894/61,359)

4.	Base Project Operating Expenses:	Those incurred in the calendar year 2005

5.	Base Project Property Taxes:	Those incurred in the calendar year 2005

6.	Basic Annual Rent:	$787,797.00 ($25.50 per rentable square foot) per annum + utilities.

7.	Basic Monthly Rental Installments:	$65,649.75

8.	Term:	Five (5) years

9.	Commencement Date:	May 23, 2005 (five (5) days after the signing of this Lease by both parties)

10.	Expiration Date:	May 22, 2010

11.	Renewal Options:	Two (2) options of five (5) years each

12.	Security Deposit:	$131,299.50

13.	Parking Spaces:	160 (+10 Overnight Spaces, see Exhibit C #15)

14.	Broker(s):	Lamington Properties, LLC and the Miller-Richmond Company

15.	Permitted Use:	General Office, Research & Development, Laboratory, Vivarium and related ancillary uses provided such uses are permitted by Plainsboro Township and Princeton University.

14.	Addresses for Notices:

LANDLORD	TENANT
300 CRA LLC	Pharmasset, Inc.
2 Research Way	303A College Road East
Princeton, NJ 08540	Princeton, New Jersey 08540
Attn: Mark Meester

With a copy to:

Pharmasset, Inc.
303A College Road East
Princeton, New Jersey 08540
Attn: Legal Affairs

15.	All payments under this Lease shall be payable to:

300 CRA LLC

And mail to:

P.O. Box 6030

Bellmawr, NJ 08099

or such other payee or address as Landlord may designate.

IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing and Paragraphs 1 through 50 which follow, together with Exhibits A through D, inclusive, incorporated herein by this reference as of the date first above written.

300 CRA LLC
By: 300 CRA Manager LLC, its Member

By:	/s/ John Zirinsky
John Zirinsky
President

PHARMASSET, INC.

By:	/s/ P. Schaefer Price
P. Schaefer Price
President and CEO

STATE OF NEW YORK :

                                                     :ss

COUNTY OF NEW YORK :

BE IT REMEMBERED, that on this 18th day of May , 2005, before me, the subscriber, a Notary Public of the State of New York , personally appeared John Zirinsky, President of 300 CRA Manager LLC the Member of 300 CRA LLC, who, I am satisfied, is the person who has signed the within instrument, and he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said limited liability company.

/s/ Marc L. DeCecchis
Marc L. DeCecchis
Notary Public, State of New York No. 4963923 Qualified in Westchester County Commission Expires 3/19/2006

STATE OF GEORGIA :

                                                     :ss

COUNTY OF DEKALB :

BE IT REMEMBERED, that on this 16th day of May, 2005, before me, the subscriber, a Notary Public of the State of Georgia, personally appeared P. Schaefer Price, President and CEO of Pharmasset, Inc., who, I am satisfied, is the person who has signed the within instrument, and he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said entity made by virtue of authority from its Board of Directors or its Managers, or members, or several partners as appropriate.

/s/ Bryce A. Roberts
Bryce A. Roberts
Notary Public, State of Georgia

40.	Authority	36
41.	No Light, Air or View Easement	37
42.	Force Majeure	37
43.	Attornment	37
44.	Common Area Maintenance Cost	37
45.	Notice Regarding Tenant’s Move In or Out	38
46.	Tenant’s Financial Statement	38
47.	First Option to Renew	39
48.	Second Option to Renew	39
49.	Right of First Refusal to Additional Space	40
50.	Landlord’s Representations and Warranties	40

Exhibit “A”	Floor Plan(s)
Exhibit “B1”	Landlord’s Work Letter
Exhibit “B2”	Building Standard Work Letter
Exhibit “C”	Rules and Regulations
Exhibit “D”	Janitorial Specifications

COMMENCEMENT DATE AND TERM

PARAGRAPH 1

(A) The term of this Lease (including any exercised renewal options, the “Term”) shall commence on the Commencement Date (defined as the date five (5) days after the signing of this Lease by both parties) and terminate on the Expiration Date (five (5) years after the Commencement Date) unless otherwise extended or terminated pursuant to the terms hereof.

(B) Notwithstanding the Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said Commencement Date, then Landlord shall not be subject to any liability therefor; nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, provided that Tenant shall not be obligated to pay Rent (except a sum equal to the first Basic Monthly Rental Installment) until possession of the Premises is rendered to Tenant. If Landlord is unable to deliver the Premises in their current “as-is” condition within five (5) days of the signing of this Lease by both parties, Tenant may elect to terminate this Lease.

BASIC ANNUAL RENT

PARAGRAPH 2

(A) Tenant agrees to pay as Basic Annual Rent for the Premises the initial sum shown in Item 6 of the Basic Lease Provisions. Except for months when this Lease is not in effect for the full calendar month (partial month), the Basic Annual Rent shall be payable in U.S. currency in equal monthly installments, hereinafter sometimes referred to as “Basic Monthly Rental Installments”, in advance without notice, deduction, demand, offset, or abatement. Basic Monthly Rental Installments shall be in the initial sum shown in Item 7 of the Basic Lease Provisions. Payment of Basic Annual Rent shall commence on the Commencement Date (except that the first month’s rent shall be due upon the signing of this Lease), and continue on the first day of each calendar month thereafter except that Basic Rent for any partial month during the Term hereof shall be prorated in the proportion that the number of days this lease is in effect during such partial month bears to the number of days in that calendar month, and shall be paid at the commencement of such partial month, and except further that the Basic Monthly Rental Installment for the first full calendar month of this Lease for which an installment of Basic Annual Rent is due will be paid on execution hereof.

(B) In addition to the Basic Annual Rent stipulated herein, Tenant covenants and agrees to pay Landlord without offset or deduction as additional Rent, hereinafter “Additional Rent”, all other sums and charges which are to be paid by Tenant pursuant to the terms of this Lease. Except as otherwise provided in this Lease, Additional Rent shall be due and payable on the first day of the month following the date on which Tenant is given notice that Additional Rent is due, but in no event less than ten (10) business days after the date Tenant receives notice that such Additional Rent is due. “Rent” means Basic Annual Rent and Additional Rent.

ADDITIONAL RENT

PARAGRAPH 3

(A) For each calendar year during the Term of this Lease, Tenant agrees to pay as items of Additional Rent for the Premises, Tenant’s “Percentage Share” (being the percentage indicated in Item 3 of Basic Lease Provisions) of all increases in “Project Operating Expenses” and “Project Property Taxes” (as hereinafter defined) incurred by Landlord in the operation of the Building or Project over the Base Project Operating Expenses and Base Project Property Taxes as stipulated in Items 4 and 5 respectively in the Basic Lease Provisions.

(B) The items of Additional Rent contemplated under subparagraph 3(A) shall be calculated in accordance with the following procedures:

(i)	Each December during the Term hereof or as soon thereafter as practical, Landlord shall give Tenant written notice of Landlord’s estimate of any amounts payable under subparagraph 3(A) above for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay Landlord without further notice 1/12 (One-twelfth) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the then applicable rental until the month after such notice is given. If at any time or times it appears to Landlord that the adjusted amounts payable under subparagraph 3(A) for the current calendar year will exceed its estimate, Landlord may, by written notice to Tenant, revise its estimate for such year. Subsequent payments by Tenant for such year shall be based upon such revised estimate.

(ii)	Within ninety (90) days after the close of each calendar year or as soon thereafter as is practical, Landlord shall deliver to Tenant a statement of the annual adjustment of those Additional Rent items made pursuant to subparagraph 3(A) for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund or credit such excess to Tenant within thirty (30) days after delivery of the statement. If on the basis of such statement Tenant owes an amount that is more than the estimated payment for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

(iii)	The Additional Rent due under the terms and conditions of this Paragraph 3 shall survive termination of this Lease, shall be payable by Tenant without any setoff or deduction, and shall be computed by Landlord on a prorated basis for any period less than a full calendar year; provided, however, in no event shall Tenant be responsible for payment of any Additional Rent for which Tenant is billed more than one hundred eighty (180) days following the end of any calendar year or the Term.

(iv)	Anything to the contrary contained in this Paragraph 3 notwithstanding, if the average occupancy of the Building is less than ninety-five (95%) percent during the Base Year hereinafter defined, then Landlord shall make a determination (“Landlord’s Determination”) which shall be used equally among all tenants of the Building) of what the Project Operating Expenses for such year would have been if during the entire year the average tenant occupancy of the Building were ninety-five (95%) percent. Landlord’s Determination shall be binding and conclusive upon Tenant and shall for all purposes of this Lease be deemed to be the Project Operating Expenses for the Base Year. Landlord shall notify Tenant of Landlord’s Determination within ninety (90) days following the last day of the Base Year. Thereafter, if for any subsequent calendar year beginning after the Commencement Date the average tenant occupancy of the Building is below ninety-five (95%) percent, the Project Operating Expenses for any such year shall be adjusted by Landlord to the amount that such Project Operating Expenses would have been if the average tenant occupancy during that year had been ninety-five (95%) percent. The term “Base Year” means the twelve (12) month period during which Base Project Operating expenses are calculated.

(C) Definitions:

(i)	The term “Project Operating Expenses” as used herein shall (except as noted in Paragraph 3(C)(iii), include all costs of operation and maintenance of the Project for each calendar year as determined by generally accepted accounting principles consistently applied. Project Operating Expenses shall, by way of illustration but not limitation, include water and sewer charges, insurance premiums, license, permit, and inspection fees, fuel, heat, light, power (except for electricity charged directly to the Premises and other rental space on the Project; steam, janitorial and security services, labor, salaries for owners’ on-site personnel, air conditioning, landscaping maintenance and repair of the Building and driveways, parking structures and surface parking areas, ice and snow removal, supplies, materials, equipment, tools, property management fees, office costs, and the cost incurred in contesting the validity of Project Property Taxes. Project Operating Expenses shall also include but not be limited to the cost of any capital improvements made to the Building by Landlord that reduce Project Operating Expenses or that are required under any governmental law or regulation not previously applicable to the Building or not in effect at the time it was constructed. Such capital cost shall be amortized over such reasonable periods as Landlord shall determine with a return on capital at the then current prime interest rate of the largest national bank in New York City or at such higher rate as may have been paid by Landlord on the funds borrowed for the purpose of purchasing such capital improvements. In no event shall Project Operating Expenses ever be less than Base Project Operating Expenses stipulated in Item 4 of Basic Lease Provisions.

(ii)	The term “Project Property Taxes” as used herein shall include all real estate taxes or personal property taxes and other taxes, charges and assessments, unforeseen as well as foreseen, which are levied with respect to the Project and any improvements, fixtures and equipment and other property of Landlord, real or personal, located in the Building or on the Project and used in connection with the operation of the Project for each calendar year and shall include any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered in Paragraph 11, and shall also include any rental, excise, sales, transaction, privilege, or other tax or levy, however, denominated, imposed upon or measured by the rental reserved hereunder or on Landlord’s business of leasing the Premises and Project, excepting only net income taxes. In no event shall Project Property Taxes ever be less than Base Project Property taxes stipulated in Item 5 of Basic Lease Provisions.

(iii)

(Notwithstanding anything to the contrary, Project Operating Expenses shall not include: (a) leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving space for tenants or prospective tenants of the Project; (b) costs and expenses incurred by Landlord in the discharge of its obligations pursuant to the Work Letter attached hereto as Exhibit B-1; (c) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space; (d) Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the base annual rent, energy costs and Project Operating Expenses payable under the lease with such tenant or other occupant; (e) depreciation; (f) amortization on the Project and its equipment; (g) costs incurred due to violation by Landlord of any of the terms and conditions of this Lease or any other lease or agreement relating to the Project; (h) interest on debt or principal/amortization payments on any mortgages or deeds of trust or rental payments on any ground lease of the Project including the land of which the Building is a part, or any other debt for borrowed money; (i) all items and services for which Tenant reimburses Landlord outside of Project Operating Expenses by insurance proceeds or otherwise except for Tenant’s Percentage Share of Project Operating Expenses as set forth herein, or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Project (other than Tenant) without reimbursement; (j) cost of tenant concessions incurred by Landlord in securing new tenants of the Project or retaining existing tenants including advertising and promotional expenditures; (k) costs of repairs or replacements incurred by reason of fire, windstorm or other insured casualty or condemnation (except for actual out of pocket expenses such as insurance deductibles); (l) repairs resulting from any defect in the original design or construction of the Project or the Project’s systems, machinery or equipment; (m) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, daycare center; (n) general corporate overhead and administrative expenses of Landlord (including salaries, fringe benefits and other compensation paid to partners, officers and executives of Landlord) not incurred in the operation of the Project; (o) the cost of any work or service performed for any tenant of the Project to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant) of the Project; and, without limiting the generality of the foregoing, this exclusion shall be deemed to include the cost of HVAC provided in excess of that described in this Lease; (p) the cost of any work or service performed for any facility other than the Project; (q) the cost of capital improvements and any additions, repairs, alterations, additional, changes, replacements and other items which under generally accepted accounting principles are not properly classified as an expense or which are made in order to prepare for a new tenant’s occupancy; (r) insurance premiums and fees to the extent Landlord may be reimbursed therefore; (s) rental and other charges under any ground lease or other underlying lease; (t) any costs included in Operating Expenses representing an amount paid to any person or entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (u) equipment rentals and other related expenses incurred such as air conditioning systems or other building equipment ordinarily considered to be of a capital nature; (v) any expense for repairs or maintenance which was covered by warranties and service contracts in existence on the Commencement Date; (w) franchise, income, capital levy, capital stock, succession, transfer, gift, corporate, estate or inheritance taxes imposed upon Landlord; (x) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required; (y) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Project; (z) charitable and political contributions; (aa) costs of removal, abatement or treatment of any toxic or hazardous substance in or under the Project or the land associated therewith; (ss) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services or materials in the Project to the extent the same exceeds the market costs of such services or materials rendered by comparable unaffiliated third parties on a competitive basis; (cc) costs of purchasing paintings, sculptures or other art work for display at the Project; (dd) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of Landlord, the Project or the land associated therewith; (ee) moving expense costs of tenants of the Project; (ff) management fees in excess of three percent (4%) of the aggregate of all gross receipts from income or rentals derived from the Project; (gg) late charges, fines, penalties and interest incurred by Landlord for its failure to pay timely any debt installment required to be paid by Landlord in connection with the Project (except to the extent a result of Tenant not paying timely Tenant’s Percentage Share of Project Operating Expense pursuant to this Lease); (hh) bad debt loss, rent loss or reserves of any kind for repairs, maintenance or replacement; (ii) any cost or expense, fines, penalties or interest resulting from the negligence or willful misconduct of Landlord or its employees, agents, officers or contractors; (jj) attorney’s fees and other legal expenses incurred in connection with negotiations or disputes of tenants or occupants of the Project; and (kk) any cost or expense, fines, penalties or interest incurred as a result of violation by Landlord of any applicable law.

(D) Unless Tenant takes written exception to any item in the statement referred to in subparagraph 3(B) (ii) within thirty (30) days after the furnishing of the statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant. If Tenant shall dispute in writing any specific item, or items in the statement of Project Operating Expenses and Project Property Taxes, and such dispute is not resolved between Landlord and Tenant within sixty (60) days after the date the statement was rendered, either party may, during the thirty (30) days next following the expiration of the sixty (60) days, refer such disputed item or items to any independent certified public accountant mutually selected by Landlord and Tenant, for a determination. Pending the determination of any dispute with respect to the statement submitted by Landlord, Tenant shall pay when due the sums shown as due on such statement. If it shall be determined that any portion of such sums were not properly chargeable to Tenant, then Landlord shall credit or refund the appropriate sum to Tenant. The costs for the accountant’s review and determination will be borne by Landlord if it is determined that Landlord’s original calculation of both Project Property Taxes and Project Operating Expenses was in error by more than five (5%) percent, otherwise such costs will be borne by Tenant.

(E) As one of the items of Additional Rent, payable monthly, Tenant shall also pay to Landlord the full cost of Tenant’s consumption of electricity for the Premises (such electricity consumption is sub-metered by an existing sub-meter).

(F) The Basic Annual Rent plus Additional Rent are sometimes collectively referred to as “Rent”.

SECURITY DEPOSIT

PARAGRAPH 4

Tenant has paid or agrees to pay Landlord such sum(s) as are set forth in Item 10 of the Basic Lease Provisions as security for the performance of the terms hereof by Tenant. Unless required by law, Landlord shall not be required to keep said Security Deposit separate from its general funds and

Tenant shall not be entitled to receive interest thereon. In no instance shall the amount of such Security Deposit be considered a measure of liquidated damages. If Tenant defaults with respect to any provision of this Lease, including but not limited to, the provisions relating to the payment of Rent or the surrender of the Premises in accordance with the terms hereof upon the termination of the Lease, Landlord may, but shall not be required to use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in Default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s Default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Default including, without limitation, costs and attorneys’ fees incurred by Landlord. If any portion of said deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute a Default hereunder by Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant (or at Landlord’s option, to the permitted assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Lease Term and after Tenant has vacated and delivered possession of the Premises to Landlord in accordance with the provisions of this Lease. In the event of bankruptcy or other debtor-creditor proceeding against Tenant, such Security Deposit shall be deemed to have been applied first to the payment of Rent and other charges due Landlord for all periods prior to filing of such proceedings.

REPAIRS

PARAGRAPH 5

(A) Subject to Paragraph 5(B), Landlord shall cause all necessary repairs to be made to the exterior doors, windows, corridors and other common areas of the Building and the Project, and all floors, structural elements, roofs and building systems (including plumbing and electrical systems) in the office portion of the Premises, it being understood that Landlord shall also be responsible to repair the structural elements of the Building for the lab portion of the Premises including the floors, roof and base Building systems; and Landlord shall cause the Building and the Project to be kept in a safe, clean and neat condition and shall use reasonable efforts to keep all equipment used in common with other tenants (such as elevators, plumbing, heating, air conditioning and similar equipment) in good condition and repair. Although Landlord will make direct payments for these repairs, Tenant’s obligation to pay its share of increase in Project Operating Expenses (to the extent set forth in Paragraph 3) which will supply funds to Landlord to pay for certain of these repairs will not be diminished. Tenant shall be responsible for and pay for the repair and maintenance of all HVAC equipment servicing the laboratory portion of the Premises. Except as provided in Paragraphs 13 & 14 hereof, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Project or in or to fixtures, appurtenances and equipment therein or thereon.

(B) While Tenant may repair its own non-Building Standard items such as its own laboratory equipment, Tenant agrees that all repairs to the Premises not required above to be made by

Landlord and all decorating, remodeling, alteration and painting required by Tenant during the Term of this Lease, if approved by Landlord, shall be made by Landlord at the sole cost and expense of Tenant. Tenant will pay for any repairs to the Premises, the Building or the Project made necessary by any negligence or willful acts or omissions of Tenant or its assignees, subtenants, employees or their respective agents or other persons permitted in the Building or on the Project by Tenant, or any of them, and Tenant will maintain the Premises, and, upon termination of this Lease, will leave the Premises in a safe, clean, neat and sanitary condition. Notwithstanding the foregoing, Tenant shall be permitted to decorate, remodel and paint the Premises without the necessity of obtaining Landlord’s consent if such decorating, remodeling or painting will not materially negatively affect the structural elements or systems of the Building.

IMPROVEMENTS AND ALTERATIONS

PARAGRAPH 6

(A) Landlord’s sole construction obligation under this Lease is as set forth in the Work Letter attached hereto as Exhibit B-1 and incorporated herein by reference.

(B) Landlord shall have the right at any time to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building or Project, and upon giving Tenant reasonable notice thereof, to change the name, number or designation by which the Building or the Project is commonly known.

(C) The alterations, additions or improvements to or of the Premises or any part thereof referred to in this subparagraph (6)(C) do not include the initial tenant improvements. The initial improvements made to the Premises by either Landlord or Tenant shall remain at the end of the Term of this Lease provided that the laboratories are fully operable and ready for use. In the event that the laboratories are not in a ready to use condition, then Tenant shall remove and demo the entire laboratories and cap all utilities in compliance with all codes. Tenant shall not make or cause to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s prior written consent (Landlord agrees to use reasonable judgment in its consideration of Tenant’s request for such consent). Any such alterations, additions or improvements to the Premises consented to by Landlord shall at Landlord’s option be made by Landlord for Tenant’s account and Tenant shall pay Landlord for the costs thereof (including reasonable charge for Landlord’s overhead) within ten (10) days after receipt of Landlord’s statement. All such alterations, additions and improvements shall (without compensation to Tenant) at Landlord’s option become Landlord’s property (except movable furniture and trade fixtures) and at the end of the Term hereof, shall remain on the Premises unless Landlord elects by notice to Tenant to have Tenant remove same, in which event Tenant shall promptly restore the Premises to their condition prior to the installation of (i) such alterations, additions and improvements, and (ii) equipment of any nature, or leave the Premises in a condition that complies with all state and local codes. Further, Landlord may elect by notice to Tenant to have Tenant remove not only Tenant’s alterations, additions and improvements, but also any items of Tenant’s equipment including but not limited to movable furniture, trade fixtures, office equipment and any cafeteria equipment. Any such equipment not removed from the Premises at the end of the Term hereof shall at the option of the Landlord become Landlord’s property without payment of any consideration therefor. The removal of any such equipment and any alterations, additions and improvements which Landlord elects Tenant to remove will be accomplished by Tenant prior to the expiration of the Term of this Lease and if not done, Tenant will be deemed a tenant at sufferance pursuant to Paragraph 26. If Tenant does not perform such removal, Landlord may remove, destroy, store or otherwise dispose of such alterations, additions, improvements and equipment, whether or not Landlord takes title thereto. In addition, Tenant will pay (i) all Landlord’s costs of removing, disposing or destroying any such alterations, additions, improvements and equipment whether or not Landlord takes title thereto, that Tenant is supposed to remove, which Tenant does not remove, and (ii) Landlord’s cost to restore the Premises to their condition prior to the installation of any alterations, additions, improvements and equipment of any nature referred to in subdivision (i) of this sentence. Such costs will include Landlord’s fees and expenses in collecting such costs and interest on such costs at the rate of fourteen (14%) percent per annum. Tenant will pay to Landlord Landlord’s costs of storage of any equipment which Tenant is supposed to remove pursuant to this paragraph that Tenant does not remove. Further, Landlord reserves and shall have right of access to the Premises at any time within ninety (90) days prior to any projected termination of this Lease to inspect the Premises to determine alterations, additions, improvements and equipment Landlord desires Tenant to remove. This right of access is in addition to Landlord’s right of access set forth in Paragraph 16 hereof. Notwithstanding anything to the contrary and except as set forth in Paragraph 6(E), Landlord, at Landlord’s sole expense, shall be responsible for the compliance of the Building and Premises with all requirements of an regulations issued under the Americans With Disabilities Act of 1990, 42 U.S.C. §§12101-12213, or other applicable law, statute, ordinance, order, rule or regulation relating to access to the Property by disabled individuals (collectively, the “Disability Acts”). Tenant shall comply with the Disability Acts solely with respect to any alterations to the Premises made by Tenant and any equipment installed within the Premises by Tenant.

LIENS

PARAGRAPH 7

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein or by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith, shall create automatically an obligation of Tenant to pay an equivalent amount as Additional Rent, which Additional Rent shall be payable by Tenant on Landlord’s demand with interest at the maximum rate per annum permitted by law until paid. For purposes of this Paragraph 7, “liens” shall include, but not be limited to, lien claims filed under the “Construction Lien Law”.

USE OF PREMISES

PARAGRAPH 8

(A) Tenant shall use the Premises only as set forth in Item 15 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall comply with all laws and covenants and restrictions of record affecting use of the Premises, and shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building, and shall immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire rating bureau or any other organization performing a similar function. Tenant shall within thirty (30) days after written notice reimburse Landlord for the full amount of any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this paragraph. Such reimbursement shall not be Landlord’s exclusive remedy. Tenant shall not in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

(B) Tenant may use, store and generate on the Premises such types of materials in such typical amounts as are reasonably and customarily used, stored or generated in the Tenant’s industry provided that such use, storage or generation is in compliance with all applicable federal, state or local statutes, regulations and ordinances. In no event shall Tenant dispose of, or permit the disposal of Hazardous Material on the Premises in any manner other than the manner permitted by applicable federal, state or local statutes, regulations and ordinances.

(C) Tenant shall notify Landlord promptly after Tenant has actual knowledge of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any regulatory authority with respect to any Hazardous Material on or from the Premises or the migration thereof from or to other property, and (ii) any release, discharge, spill, leak, disposal or transportation of any Hazardous Material on or from the Premises in violation of this Paragraph, and any damage, loss or injury to persons, property or business resulting or claimed to have resulted therefrom.

(D) If any Hazardous Material is, or has been, released, discharged or disposed of, or permitted to spill or leak, in violation of the foregoing provisions, Tenant immediately and properly shall clean up and remove the Hazardous Materials from the Premises, the building and all other improvements now or thereafter located on the Premises and any other affected property and clean or replace any affected property (whether or not owned by Landlord) in compliance with applicable laws and then prevailing industry practices and standards, at Tenant’s expense (without limiting Landlord’s other remedies therefor).

(E) “Hazardous Materials” shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and “sharps”, printing inks, acids, DDT, pesticides, ammonia compounds, and any other items that now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “regulated substance” or “toxic substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., Clean Water Act, 33 U.S.C. 1251, et seq., Safe Drinking Water Act, 14 U.S.C. 300f, et seq., Toxic Substances Control Act, 15 U.S.C. 2601, et seq., Atomic Energy Act of 1954, 42 U.S.C. 2014 et seq., New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1 et seq.; the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.; the Comprehensive Environmental Response, Compensation and Recovery Act, 42 U1S.C. 1251 et seq.; the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; and the Hazardous Substance Discharge: Reports and Notices Act, N.J.S.A. 13:1K-15 et seq., and any similar federal, state or local laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

(F) Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant’s activities involving Hazardous Material on or about the Premises or the buildings or other improvements on the Premises, and shall not allow such obligations to become a lien or charge against the Premises, the building and all other improvements now or thereafter located on the Premises or against Landlord.

(G) Upon the expiration, or early termination of the Term of this Lease or the permanent assignment of this Lease, or subletting of the Premises, or cessation or transferring of Tenant’s operations at the Premises, or upon any action or non-action of Landlord including a sale of the Building in which the Premises are located, Tenant, if its operations are subject to the Environmental Clean-up Laws hereinafter defined, shall comply, at Tenant’s own expense, except as hereinafter stated, and with diligence, with the Industrial Site Recovery Act, 1993 N.J. Law’s Chapter 139, the regulations promulgated thereunder and any successor legislation and regulations (collectively “Environmental Clean-up Laws”). Tenant, if its operations are subject to the Environmental Clean-up Laws shall, at Tenant’s own expense, except as hereinafter stated, make prompt submissions to, provide all information to and comply with all requirements of the Industrial Site Evaluation Element (“ISEE”) or its successor of the New Jersey Department of Environmental Protection or its successor (“NJDEP”) arising out of the expiration, termination, assignment, subletting or transferring of Tenant’s operation at the Premises or arising out of any action or non-action of the Landlord including the sale of the Building in which the Premises are located, and Tenant will obtain from NJDEP either a) a Letter of Non-Applicability; b) Negative Declaration approval; c) No Further Action Letter; d) a Deminimus

Quantity Exemption; e) authorization letter; or f) final approval of clean-up, thirty (30) days prior to the expiration or earlier termination of this Lease. If Landlord’s actions or non-actions including a sale of the Building in which the Premises are located necessitate compliance with Environmental Clean-up Laws, Landlord, at its expense, will make the submissions to NJDEP or any of its elements in order to obtain a statement of non-applicability, authorization letter, No Further Action Letter, Deminimus Quantity Exemption or negative declaration, but Tenant whether or not it is subject to Environmental Clean-up Laws, will cooperate with Landlord to aid in the making of Landlord’s submission by providing information and signing such documents as are necessary for Landlord to make its submission. Clean-up expenses or the making up of any clean-up plan, remedial action work plan, or remediation agreement or sampling plan or the taking of any corrective action to comply with Environmental Clean-up Laws and expenses therefore, will be borne by the party whose actions or failure to act necessitated the clean-up.

(H) Each party shall, within a reasonable time and receipt of same, furnish to the other party true and complete copies of all documents, submissions, correspondence and oral or written reports, directives, correspondence and oral or written communications by ISEE to the recipient party. Each party shall also promptly furnish to the other party true and complete copies of all sampling and test results and reports obtained and prepared from samples and tests taken at and around the Premises that is obtained by the party first obtaining the results and reports.

(I) Tenant shall immediately and diligently cause any and all Hazardous Materials it, its agents, employees, invitees or licensees released in, onto or under or disposed from the Premises during the Term of the Lease to be removed in compliance with all applicable laws, rules, ordinances and regulations and all conditions resulting therefrom to be remediated in compliance with all applicable laws, rules, ordinances and regulations and the Premises restored to their condition without said Hazardous Materials as quickly as possible.

(J) Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any release or discharge of Hazardous Materials at the Premises which occur during the Term of the Lease as a result of the acts of Tenant, its invitees or licensees; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant’s failure to provide all information to NJDEP or the Landlord as appropriate to make all submissions other than those Landlord is required to make as provided herein, and take all actions required by the NJDEP or any of its divisions.

(K) Landlord hereby agrees to defend, indemnify and hold Tenant harmless from and against any and all claims, lawsuits, liabilities, losses, damages and expenses (including, but not limited to, reasonable attorneys’ fees arising by reason of any of the aforesaid or any action against the Landlord under this indemnity) arising directly or indirectly from, out of or by reason of (i) any spills or discharges of toxic or hazardous waste or substances at the Premises or Project which occur prior to or during the Term of this Lease caused by Landlord, its employees, agents or invitees; or (ii) any pre-existing conditions including underground tanks, which are the subject of federal, state or local environmental laws.

(L) Tenant’s obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any releases or discharges of Hazardous Materials at the Premises which occur as a result of the acts of Tenant, its invitees or licensees. Tenant’s failure to abide by the terms of this Paragraph shall be restrainable by injunction.

UTILITIES AND SERVICES

PARAGRAPH 9

(A) Provided that Tenant is not in Default hereunder, Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth below:

(i)	Tenant shall have twenty-four (24) hours per day, seven (7) days per week access to the Premises.

(ii)	Heating, air conditioning and ventilation systems are available for use by Tenant at the Premises. Consistent with subparagraph (E) of Paragraph 3, Tenant will pay to Landlord the full cost of Tenant’s consumption of electric including that associated with those systems. Should the Tenant use the office portion of the Premises, at anytime that is not between 8 A.M. to 6 P.M., on those Mondays through Fridays that are not legal holidays, Tenant will pay to Landlord on demand Fifty Dollars ($50.00) per hour for use of heating and air conditioning systems during those hours. This charge which is in addition to Tenant’s duty to pay for all consumption of electricity in the Premises is Fifty Dollars ($50.00) per hour. That charge is subject to increase for subsequent increases in the cost of labor and materials in connection with Tenant’s use of heating and air conditioning systems for the office portion of the Premises at times other than 8 A.M. to 6 P.M. on those Mondays through Fridays that are not legal holidays.

(iii)	Landlord shall furnish to the Premises at all times, subject to interruptions beyond Landlord’s control and subject to subparagraph (E), Paragraph 3 – Tenant’s obligation to pay to Landlord the full cost of Tenant’s consumption of electricity - electric current in accordance with the Building Standard (as described in Exhibit B-2 of this Lease) office lighting and receptacle. At no time shall Tenant’s use of electric current exceed the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use of any mainframe computer equipment in the Premises without the prior written consent of Landlord. Should Tenant request permission from Landlord to use additional equipment that requires excessive current, Landlord agrees to be reasonable in its consideration of consent to such request while such request must be approved and certified as safe by a licensed engineer.

(iv)	Landlord shall furnish the building with water for (x) drinking and lavatory purposes only at no additional charge; and (y) for laboratory purposes at a reasonable charge.

(v)	Landlord shall provide janitorial services to the office portion of the Premises, comparable to such services provided in other first class office buildings in the vicinity, provided that the said other office buildings are used exclusively as offices, and provided further that the Premises are kept in good order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

(vi)	Landlord shall replace, as necessary, the fluorescent tubes in the standard lighting fixtures installed by Landlord. Tenant agrees to reimburse Landlord upon demand for the cost of such fluorescent tubes and ballast and the labor and overhead for their installation. Initial installation of fixtures will be warranteed for one year for lamps and ballast.

(B) In addition to electricity paid under subparagraph (E) Paragraph 3, Landlord may impose a reasonable charge for any other utilities and services, except water for drinking and lavatory purposes, provided by Landlord by reason of any use of the Premises at any time. Separate meters for all utilities and services are installed in the Premises, and upon demand, Tenant shall immediately pay Landlord for all charges with respect to consumption of such utilities (including electricity being paid pursuant to subparagraph E of Paragraph 3) or services so metered or provided (it being understood that the cost for water for drinking and lavatory purposes is included in the Rent).

(i)	Intentionally Deleted.

(ii)	Intentionally Deleted.

(iii)	Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord.

(iv)	Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment serving the Premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s electric service, Tenant shall not, without Landlord’s prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances or equipment to the Building’s electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord’s demand.

(v)	If the public utility rate schedule for the supply of electric current to the Building shall be increased during the Term of this Lease, the Additional Rent payable pursuant to Paragraph 3 hereof shall be equitably adjusted to reflect the resulting increase in Landlord’s cost of furnishing electric service to the Premises. It is the intention hereof that Landlord only recapture the charges payable by Tenant under Paragraph 3 and under no circumstances shall Landlord earn any profit thereof.

(C) Tenant agrees to cooperate fully at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the above utilities and services. Any failure to pay any costs as described above shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to rights herein granted for such breach.

(D) Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord’s failure to furnish any of the foregoing services, nor shall any such failure, stoppage or interruption of any such service be construed either as an eviction of Tenant, or relieve Tenant from the obligation to perform any covenant or agreement. However, in the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable diligence to have service resumed promptly.

(E) It is understood and agreed that Landlord has the sole right to choose the provider or providers of all utilities and services described or referred to in this Paragraph 9.

(F) Notwithstanding anything hereinafter to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above provisions for utilities and services.

RULES AND REGULATIONS

PARAGRAPH 10

Tenant agrees to abide by all rules and regulations of the Buildings and Project (“Rules and Regulations”) imposed by the Landlord as set forth in Exhibit C attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant (such Rules & Regulations shall be equally enforced among all Tenants). These Rules and Regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises and the Project, as may be necessary for the enjoyment of the Project by all tenants and their employees and invitees. Landlord shall not be liable for the failure of any tenant, its agents or employees to conform to the Rules and Regulations.

TAXES AND TENANT’S PROPERTY

PARAGRAPH 11

(A) Tenant shall be liable for and shall pay not later than ten (10) days before delinquency, all taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes, levies and assessments on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord pays the taxes, levies and assessments, Tenant shall, within thirty (30) days after demand, repay to Landlord the taxes, levies and assessments so levied against Landlord, or the proportion of such taxes, levies and assessments resulting from such increase in the assessment.

(B) If Tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become as part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant improvements conforming to “Building Standard” (as referred to in Exhibit B-2) are assessed, then the real property taxes and assessments levied against Landlord or the Project by reason of such excess, assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of subparagraph 11(A). If the records of the Tax Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than Building Standard, such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

SUBSTITUTED PREMISES

PARAGRAPH 12

Intentionally Deleted.

FIRE OR CASUALTY

PARAGRAPH 13

In the event that the Project (regardless of whether the Premises or access thereto is affected) is so damaged or destroyed to the extent of more than one-third of its replacement cost, or to any substantial extent by a casualty not covered by Landlord’s insurance, or during the last two (2) years of this Lease, Landlord, upon giving thirty (30) days’ notice to Tenant, may elect to terminate this Lease. If the damage or destruction is other than as provided above, then Landlord shall commence within ninety (90) days after such damage or destruction to rebuild, repair or restore the Premises and access thereto to substantially the same condition as when the same were delivered to Tenant, excluding the improvements owned by Tenant, and the Lease shall continue in full force and effect.

Landlord shall in no event be obligated to make any repairs or replacements of any items owned by Tenant. If the Lease is not terminated but the Premises are rendered totally untenantable, Rent shall abate during the period of such untenantability. Tenant acknowledges (i) that Landlord shall not obtain insurance of any kind on Tenant’s improvements and betterment to the Premises owned by Tenant or on Tenant’s furniture, fixtures, equipment and other personal property, (ii) that it is Tenant’s obligation to obtain such insurance at Tenant’s sole cost and expense, and (iii) that Landlord not be obligated to repair any damage thereto or replace the same.

EMINENT DOMAIN

PARAGRAPH 14

In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the power of eminent domain, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. In the event of any taking (in whole or part) of the Project whether or not the Premises or access thereto are affected thereby, Landlord shall have the right to terminate this Lease. Except as provided herein, Tenant shall not, because of any taking, assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with Tenant’s use of the Premises, and Landlord does not terminate this Lease, Landlord shall proceed to restore the Premises (to the extent permitted by the taking) to substantially their condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for Rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Provided same shall not diminish Landlord’s award in any way, nothing contained in this Paragraph 14 shall prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures owned by Tenant or for relocation expenses recoverable from the taking authority. In no event shall Landlord be required to expend more for restoration than received from the taking authority for such taking. For the purposes of this paragraph, “taking” shall also include any conveyance in lieu of condemnation.

ASSIGNMENT AND SUBLETTING

PARAGRAPH 15

(A) Tenant shall not voluntarily or involuntarily assign, sublet, mortgage, or otherwise encumber all or any portion of its interest in this Lease or in the Premises without obtaining the prior written consent of Landlord (which consent shall not be unreasonably withheld) and any such attempted subletting, mortgage or other encumbrance without such consent shall be null and void and of no effect. Without limiting the instances in which the Landlord will refuse to give its consent, Landlord will withhold its consent where the Rent per month of the proposed sublease or assignment is

(i) less than eighty (80%) of the Rent per square foot per month in effect for the remainder of the Term of this Lease, or (ii) where the proposed sublessee is either another tenant of Landlord or a bonafide prospective tenant of Landlord.

(B) No assignment, subletting, mortgage or other encumbrance of Tenant’s interest in this Lease shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or be a consent to any subletting, assignment, mortgage or other encumbrance. Consent to one sublease, assignment, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted subletting, assignment, mortgage or other encumbrance.

(C) If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall first notify Landlord of Tenant’s desire to do so and shall submit in writing to Landlord no less than thirty (30) days prior to such assignment or subletting (i) the name of the proposed subtenant or assignee; (ii) the premises; (iii) the terms and provisions of the proposed sublease or assignment and a copy of the proposed sublease or assignment; and (iv) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee.

(D) At any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraph (C) above, Landlord may by written notice to Tenant, elect (i) to take from Tenant a sublease of the Premises or the portion thereof proposed to be subleased by Tenant, or to take an assignment of Tenant’s leasehold estate hereunder, or such part thereof as shall be specified in said notice, upon the same terms as those offered to the proposed subtenant or assignee, as the case may be; (ii) to give Tenant written consent to the proposed assignment or sublease, provided that the Rent payable monthly by the Tenant to the Landlord under the terms of this Lease shall be increased by a sum equal to one-half (1/2) of all rental and other considerations received by Tenant from its subtenant or assignee in excess of the Rent payable by Tenant under the terms of this Lease (less the cost of brokerage commissions and/or reasonable legal fees); or (iii) to terminate this Lease as to the portion (including all) of the Premises proposed to be subleased or assigned with a proportionate abatement in the Rent payable hereunder. If Landlord does not exercise any option set forth in this subparagraph (D) within said thirty (30) day period, Landlord shall be deemed to have refused to consent to the proposed assignment or sublease and this Lease shall remain in full force and effect.

(E) Except as provided in (i) immediately below, if Tenant is a corporation, an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership, in the aggregate in excess of forty-nine point nine (49.9%) percent, shall be deemed an assignment within the meaning and provisions of this Paragraph.

(i)

Notwithstanding anything to the contrary, Tenant, if it is not then in material Default of this Lease may, without Landlord’s consent but with notice to Landlord with such information as Landlord may reasonably request, sublet all or part of the Premises or assign this Lease to any parent, affiliate or wholly-owned subsidiary of Tenant; or assign this Lease to a corporation, or a subsidiary of a corporation which succeeds to all or substantially all of the assets and business of Tenant or into which Tenant is merged; provided, however, that Tenant shall at all times be and remain primarily and jointly liable under this Lease despite any such subletting or assignment and provided further that any surviving entity in a merger or any assignee or subtenant has a net worth at least as much as Tenant had on the Commencement Date and such successor, if an assignee or survivor in a merger, becomes liable on this Lease.

(F) Tenant shall reimburse Landlord for Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change in ownership or hypothecation of this Lease or Tenant’s interest in and to the Premises.

LANDLORD’S ACCESS TO PREMISES

PARAGRAPH 16

After having given twenty-four (24) hour notice, except in an emergency, Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers or tenants, to alter or repair the Premises or any portion of the Building or Project, all without being deemed guilty of an eviction of Tenant and without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonable required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. In an effort to ensure minimum interference with Tenant’s business, whenever practicable, Tenant shall assign a representative to accompany Landlord’s representatives during any tour, work, etc. Tenant hereby waives any claim for damages or any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decoration except as otherwise expressly agreed to be performed by Landlord.

SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES

PARAGRAPH 17

(A) This Lease is junior, subject, and subordinate to all ground leases, mortgages, deeds of trust, and other security instruments of any kind now covering the Project or any portion thereof.

Landlord reserves the right to place liens or encumbrances on the Project or any part thereof or interest therein superior in lien and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon request such further instruments evidencing such subordination of this Lease as may be requested by Landlord, as long as this Lease is not modified by such instruments. Landlord acknowledges that Tenant will likely preface such instruments with the phrase “To the best of its knowledge.”

(B) Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing and in form and substance satisfactory to Landlord certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Basic Annual Rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of Tenant, Landlord is in Default (as defined in Paragraph 22 of this Lease) in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such Default of which Tenant may have knowledge. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other encumbrancer thereof or any assignee of any such person.

(C) Should any mortgage on the Parcel of which the Premises are a part be foreclosed, the Purchaser upon foreclosure of the lien of the mortgage shall have the right following foreclosure to preserve this Lease and the rights of the Tenant or any other person or entity having an interest in the Premises, and the Tenant shall attorn to such Purchaser at foreclosure and pay and perform its obligations under this Lease for the benefit of such Purchaser.

(D) Landlord shall request a Non-Disturbance Agreement from its present mortgagee and ground lessor in favor of Tenant.

SALE BY LANDLORD

PARAGRAPH 18

In the event of a sale or conveyance by Landlord of the Project or any part thereof, the same shall operate to release Landlord from any and all liability under this Lease after the date of such conveyance of title. If any security deposit has been made by Tenant, Landlord shall transfer such security deposit to the purchaser, and thereupon Landlord shall be discharged from any further liability in reference thereto.

INDEMNIFICATION OF LANDLORD AND INSURANCE

PARAGRAPH 19

(A) Except for negligent acts or omissions of Landlord, its agents, servants, employees or invitees, Tenant shall indemnify, hold Landlord harmless from and defend Landlord against any and all claims, loss, costs, damage, expense or liability, including without limitation reasonable attorneys’ fees, for any injury or damages to any person or property whatsoever when such injury has been caused in part or in whole by any act, neglect, fault, or omission of Tenant, its agents, servants, employees or invitees. This indemnity shall not require any payment by Landlord as condition precedent to recovery. In addition, if any person not a party to this Lease shall institute any other type of action against Tenant in which Landlord shall be made a party defendant, Tenant shall indemnify, hold Landlord harmless from and defend Landlord from all liabilities and costs by reason thereof.

(B) Tenant hereby agrees to maintain in full force and effect at all times during the Term of this Lease, at its own expense, for the protection of Tenant and Landlord as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord licensed in New Jersey and also having a policyholder’s rating of not less than A- in the most current edition of Best’s Insurance Reports, which afford the following coverage:

(i)	Worker’s Compensation	— Statutory
	Employer’s Liability	— Not less than $250,000
(ii)	Comprehensive General	— Not less than $4,000,000
	Liability Insurance	Combined Single Limit
	including Blanket	for both bodily injury and
	Contractual Liability	property damage
Broad Form Property Damage,
Personal Injury, Completed
Operations, Products Liability,
Fire Damage

Landlord and its managing agent shall be named as an additional insured on all policies listed under (ii) above, and (iv) below.

(iii)	All Risk Property Coverage in an amount sufficient to cover the full cost of replacement of all improvements and betterment to the Premises owned by Tenant and all of Tenant’s fixtures and other personal property.

(iv)	Business Interruption Insurance (which includes Rent Insurance) in an amount equal to the Basic Annual Rent and Additional Rent for a period of at least twelve (12) months commencing with the date of loss.

(C) Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. Such policy or certificate, with the exception of Worker’s Compensation, shall expressly provide that the interest of Landlord therein shall not be affected by any breach by Tenant of any provision of any such policy. Further, all certificates shall expressly provide that no less than thirty (30) days prior written notice shall be given Landlord in the event of material alterations to or cancellation of the coverage evidenced by such certificates.

(D) Upon demand, Tenant shall provide Landlord, at Tenant’s expense, with such increased amount of existing insurance, and such other insurance in such limits as Landlord may reasonably require and such other hazard insurance as the nature and condition of the Premises may require in the sole judgment of Landlord, to afford Landlord adequate protection for said risks. Such increased insurance shall be comparable with that which is required by other landlords of comparable buildings in the area.

(E) If on account of the failure of Tenant to comply with the provisions of this Paragraph 19, Landlord is adjudged a coinsurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefore and evidence of such loss.

(F) Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant’s undertaking under this Paragraph 19. In the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as it deems adequate.

(G) Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage endorsed thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

(H) Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by it. Such blanket policy shall contain an endorsement that names Landlord as an additional insured, references the Premises, and guarantees a minimum limit available for the Premises equal to the insurance amounts required in this Lease.

(I) In the event Tenant fails to procure, maintain, and/or pay for the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance, in which event Tenant shall repay Landlord, immediately upon demand by Landlord, as Additional Rent, all sums so paid by Landlord together with interest thereon and any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of the Landlord under this Lease.

WAIVER OF SUBROGATION

PARAGRAPH 20

Tenant and Landlord each agree that the respective insurance carried by it against loss or damage by fire or other casualty shall contain a clause whereby the insurer waives its right of subrogation against the other party.

Pursuant to the foregoing, Landlord and Tenant hereby waive all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance. The foregoing waiver shall be in force only if both Tenant’s and Landlord’s insurance policies contain a clause providing that such waiver shall not invalidate the insurance.

NO WAIVER

PARAGRAPH 21

No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or for any subsequent breach by Tenant of the same or any other provisions. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. Failure of Landlord to insist upon strict performance of any provision of this Lease shall not be deemed to be a waiver of such provision. No act or omission by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless confirmed by Landlord in writing. The delivery of the keys to an employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver of any of Landlord’s rights unless such waiver is expressly stated in writing and signed by Landlord.

DEFAULT

PARAGRAPH 22

(A) The occurrence of any of the following shall constitute a material Default and breach of this Lease by Tenant:

(i)	Any failure by Tenant to pay the Rent or to make any other payment required to be made by Tenant hereunder within five (5) days of date due;

(ii)	The abandonment or vacation of the Premises by Tenant; however, if Tenant wishes to vacate the Premises, Tenant may do so after having posted a Letter of Credit with Landlord in an amount equal to the remainder of Rent due from such date. Such Letter of Credit amount shall be reduced annually as the balance of Rent due reduces. If Tenant shall subsequently re-occupy and/or sublet the Premises during such time, such Letter of Credit shall no longer be required.

(iii)	Any failure by Tenant to observe and perform any of its obligations under this Lease, not referred to in (i) above, where such failure continues for fifteen (15) days after Landlord has given Tenant written notice, provided, however, that if the nature of Tenant’s Default is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant has been pursuing such cure with reasonable diligence, within the fifteen (15) day period and thereafter diligently completes the cure; where such failure continues for fifteen (15) days after Landlord has given Tenant written notice or such other notice as may be required by law;

(iv)	Tenant makes, or has made, or furnishes, or has furnished, any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is or was false or misleading in any material respect when made or furnished;

(v)	Any substantial portion of the assets of Tenant is transferred unless such transfer is incurred in the ordinary course of Tenant’s business in good faith for fair equivalent consideration, and with Landlord’s consent, and except for a transfer of assets subject to Paragraph 15 E (i);

(vi)	Tenant becomes insolvent as defined in the Federal Bankruptcy Code, admits in writing its insolvency or its present or prospective inability to pay its debts as they become due, is unable to or does not pay all or any material portion (in number or dollar amount) of its debts as they become due, permits or suffers a judgment to exist against it which affects Tenant’s ability to conduct its business in the ordinary course (unless enforcement thereof is stayed pending appeal), makes or proposes an assignment for the benefit of creditors or any class thereof for purposes of effecting a moratorium upon or extension or composition, or commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceedings under any federal, state or other law for the relief of debtors;

(vii)	Tenant fails to obtain the dismissal, within thirty (30) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against it by one or more third parties, or fails actively to oppose any such proceedings, or, in any such proceeding, Defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts;

(viii)

Any receiver, trustee, or custodian is appointed to take possession of all or any substantial portion of the assets of Tenant, or any committee of Tenant, or any committee of Tenant’s creditors, or any class thereof is formed for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors’ rights.

(B) In the event of any such material Default and breach of this Lease by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the option to immediately terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate the Lease, then Landlord may recover from Tenant:

(i)	any unpaid Rent which shall have accrued at the time of such termination; plus

(ii)	the entire amount of unpaid Rent for the balance of the Term which amount shall, at Landlord’s option, be immediately due and payable; plus

(iii)	any other amount necessary to compensate Landlord for Landlord’s loss or damage caused directly or indirectly by Tenant’s failure to perform its obligations under this Lease including, but not limited to, reasonable attorneys’ fees and costs; plus

(iv)	at Landlord’s election, such other amounts in addition to, or in lieu of the foregoing, as may be permitted from time to time by applicable law.

(C) In the event of any such material Default and breach of this Lease by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter and to take possession of the Premises and to remove all persons and property from the Premises. Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of Tenant in or upon the Premises, to assure payment of the Rent and performance of the covenants and conditions of this Lease. Landlord shall have the right, as agent of Tenant, to take possession of all personal property of Tenant found in or about the Premises including without limitation furniture and fixtures of Tenant and, to sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies due or becoming under this Lease, or to remove all such effects and store same in a public warehouse or elsewhere at the cost of and for the account of Tenant, or any other owner or occupant, Tenant hereby waiving the benefit of all laws exempting property from executing, levy and sale of distress or judgment.

(D) In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in this Paragraph 22, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in his sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

(E) In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting, including but not limited to broker’s commissions and reasonable attorneys’ fees; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of any Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should any such reletting result in the payment of rentals less than the Rent payable by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Tenant shall also pay Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(F) No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting, elect to terminate this Lease for any such Default.

RIGHT OF LANDLORD TO CURE TENANT’S DEFAULT

PARAGRAPH 23

If Tenant Defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may but shall not be required to make such payment or do such act and charge to Tenant the amount of all costs in connection therewith including but not limited to reasonable legal fees and expenses incurred by Landlord, with interest thereon as provided in Paragraph 36 from the date paid by Landlord to the date of payment thereof by Tenant. Such payment and interest shall constitute Additional Rent hereunder due and payable upon demand but the making of such payment or the taking of such action by Landlord shall not operate to cure such Default or to stop Landlord from the pursuit of any other remedy to which Landlord would otherwise be entitled.

NOTICES

PARAGRAPH 24

All notices which Landlord or Tenant may be required or may desire to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight carrier addressed as set forth in Item 14 of the Basic Lease Provisions, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other by written notice.

INSOLVENCY OR BANKRUPTCY

PARAGRAPH 25

In no event shall this Lease be assigned or assignable by operation of law, except as permitted in Paragraph 15, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

SURRENDER AND HOLDOVER

PARAGRAPH 26

(A) On the expiration or the sooner termination hereof, Tenant shall peaceably surrender the Premises broom clean, in good order, condition and repair. On or before the last day of the Term or the sooner termination hereof, Tenant shall at its expense remove its trade fixtures, signs and other personal property from the Premises. Any property not removed shall be deemed abandoned and may either be retained by Landlord as its property, or disposed of, without accountability and at Tenant’s expense, in such manner as Landlord may determine. If the Premises are not surrendered at the end of the Term or the sooner termination, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants found on such delay. Tenant shall promptly surrender all keys for the Premises and Building restrooms to Landlord at the place then fixed for payments of Rent. Tenant’s covenants hereunder shall survive the expiration or termination of this Lease.

(B) If Tenant holds over after the expiration or sooner termination hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only at two times the greater of (i) the Rent due hereunder or (ii) the then prevailing market rate rent for comparable space in the Princeton Forrestal Center, as determined by Landlord in its sole and absolute discretion, for the first two (2) months that Tenant holds over; and at three (3) times the greater of (i) the Rent due hereunder or (ii) the then prevailing market rate rent as determined by Landlord in its sole and absolute discretion for any additional months thereafter, plus all items of Additional Rent provided herein, and either (i) or (ii) shall be prorated on a daily basis according to the number of days contained in the month that such expiration or earlier termination takes place, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord’s rights of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

CONDITION OF PREMISES

PARAGRAPH 27

Landlord’s sole responsibility for preparation of the Premises will be as set forth in the Work Letter attached hereto as Exhibit B-1 and if there is no Work Letter, Landlord’s sole responsibility will consist of building of a demising wall and an entry door for Tenant. Landlord’s responsibility for the preparation of the Premises as described above is hereinafter referred to as Landlord’s Work. Except for Landlord’s Work, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Building and the Premises were at such time in good order and repair.

QUIET POSSESSION

PARAGRAPH 28

Upon Tenant’s paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease. This covenant shall be binding upon any Landlord hereunder only during its respective ownership of the Premises.

LIMITATION OF LANDLORD’S LIABILITY

PARAGRAPH 29

(A) Landlord and its employees and agents shall not be liable for any damage to Tenant’s property entrusted to employees of Landlord or its agents, nor for any loss or interruption of Tenant’s possession, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street, or sub-surface or from any other place or resulting from dampness or any other cause whatsoever in the Building or the Project. Landlord and its employees and agents shall not be liable for any property loss resulting from any latent defect in the Premises or in the Building.

(B) Tenant shall look solely to Landlord’s estate and property in the Project (or the proceeds thereof) for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any Default by Landlord hereunder, and no other property or assets of Landlord or Landlord’s partners or members shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Premises.

GOVERNING LAW

PARAGRAPH 30

This Lease shall be governed by and construed pursuant to the laws of the State of New Jersey.

COMMON FACILITIES

PARAGRAPH 31

Tenant shall have the non-exclusive right in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs and similar access and service ways and the other common facilities (except for parking spaces other than those provided for in Paragraph 39) in and adjacent to the Building or Project, as may be provided by Landlord from time to time for general use, subject to such rules and regulations as may be adopted by the Landlord including, but not limited to, the right to close from time to time all or a portion of said common facilities to such extent as may be legally sufficient, in Landlord’s sole opinion, to prevent a dedication thereof or the accrual of rights to any person or to the public therein.

SUCCESSORS AND ASSIGNS

PARAGRAPH 32

Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Project as owner or lessee thereof, and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Project, but only with respect to the period commencing with its respective transfer in and ending with a subsequent transfer out, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided in this Lease. A lease of Landlord’s entire interest in the Project as owner or lessee thereof shall be deemed a transfer within the meaning of this Paragraph 32.

BROKERS

PARAGRAPH 33

Tenant represents and agrees that it has not directly or indirectly dealt with any real estate broker(s) other than the firm(s) specified in Item 12 of the Basic Lease Provisions in connection with this transaction. Further, Tenant covenants and agrees that with respect to any renewal or extension or expansion of this Lease, or with respect to any transaction by Tenant or its affiliates, successors or assigns with Landlord 300 CRA LLC or 100 & RW CRA LLC with respect to the leasing of space by Tenant either by original lease, renewal or expansion space within any buildings owned by Landlord or 400 CRA LLC within College Park at Princeton Forrestal Center in Plainsboro, New Jersey, that

Tenant will pay all brokerage commissions or finders fees, commissions, fees or other remuneration claimed by any real estate broker or finder other than the firm (s) specified in Item 12 of the Basic Lease Provisions. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any claims for brokerage commissions or finder’s fee arising out of or based upon any actions of Tenant with respect to any other broker or brokers other than the firm (s) specified in Item 12 of the Basic Lease Provisions with respect to the leasing of space by Tenant, either by original lease, renewal, or expansion space for any space including, but not limited to the Premises, leased by Tenant or its affiliates, successors or assigns from Landlord or 400 CRA LLC within the buildings owned by either of them at College Park at Princeton Forrestal Center in Plainsboro, New Jersey. The terms of this Paragraph will survive termination of this Lease.

NAME

PARAGRAPH 34

Tenant shall not, without the written consent of Landlord, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

EXAMINATION OF LEASE

PARAGRAPH 35

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

ADDITIONAL CHARGES

PARAGRAPH 36

Any amount due from Tenant to Landlord which is not paid when due, in addition to other remedies available to Landlord, shall at Landlord’s option bear interest which shall be at the lesser of (i) eighteen (18%) percent per annum or (ii) the maximum lawful rate per annum, from the date such payment is due until paid, but the payment of such interest shall not excuse the cure of Default. In addition to the foregoing, Landlord may also impose a late charge of four (4%) percent of the amount past due, and a charge for reasonable legal fees and costs.

MARGINAL HEADINGS

PARAGRAPH 37

The marginal headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

PRIOR AGREEMENTS; SEVERABILITY

PARAGRAPH 38

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

PARKING

PARAGRAPH 39

Tenant shall have the right to the non-exclusive use of the number of parking spaces shown in Item 11 of Basic Lease Provisions. Tenant covenants and agrees to comply with all reasonable rules and regulations which Landlord may hereafter from time to time make to assure use of parking spaces by permitted users. Landlord’s remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at owner’s expense any vehicles not parked in compliance with these rules and regulations. Landlord shall not be responsible to Tenant for the noncompliance or breach by any other tenant of said rules and regulations.

AUTHORITY

PARAGRAPH 40

Tenant represents that Tenant is authorized to do business in the State of New Jersey. Upon Landlord’s request, Tenant’s signatories hereto will furnish satisfactory evidence of Tenant’s authorization and their authority to execute this Lease on behalf of Tenant.

NO LIGHT, AIR OR VIEW EASEMENT

PARAGRAPH 41

Any diminution or shutting off of light, air or view of any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

FORCE MAJEURE

PARAGRAPH 42

Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to pay Rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, if Landlord is prevented or delayed from so doing by reason of any cause beyond Landlord’s reasonable control, including, but not limited to, Acts of God, strikes, labor troubles, shortage of material, governmental preemption in connection with a national emergency or by reason of any rule, order or regulations of any governmental agency or by reason of war, hostilities or similar emergency; provided that Landlord shall in each instance exercise reasonable diligence to effect performance as soon as possible. It is agreed that Landlord shall not be required to incur any overtime or additional expenses in Landlord’s reasonable diligence to effect the performance of any of Landlord’s obligations hereunder.

ATTORNMENT

PARAGRAPH 43

If for any reason the leasehold estate of Landlord as Tenant under any underlying lease is terminated by summary proceedings or otherwise, Tenant will attorn to the Landlord under such underlying Lease and will recognize such Landlord as Tenant’s Landlord under this (sub)lease. Tenant agrees to execute and deliver, at any time, and from time, to time, upon the request of Landlord or of the Landlord under any such underlying lease, any instrument which may be necessary or appropriate to evidence such attornment and Tenant hereby appoints Landlord the Landlord under such underlying lease the attorney-in-fact, irrevocable, of Tenant to execute and deliver any such instrument for and on behalf of Tenant. Tenant further waives the provisions of any statute or rule of law now or election to terminate this (sub)lease or to surrender possession of the Premises in the event such underlying lease terminates or any such proceeding is brought by Landlord under such underlying lease, and agrees that his (sub)lease shall not be affected in any way whatsoever by any such proceeding or termination.

COMMON AREA MAINTENANCE COST

PARAGRAPH 44

Base Project Operating Expenses as defined in Paragraph 3 shall also include Landlord’s costs and expenses incurred as Landlord’s share of common area maintenance all as set forth in Article 29 of the underlying Land Lease between the Trustees of Princeton University as landlord and Landlord as tenant.

NOTICE REGARDING TENANT’S MOVING IN OR OUT

PARAGRAPH 45

Two days prior to any move into or out of the Premises, Tenant must notify National Business Parks, as Agent for 300 CRA LLC, of the following: the name of the Moving Company, Moving Company representative in charge of the move, and Moving Company’s phone number. All moves must be done during the work week (Monday through Friday, inclusive between the hours of 7:30 A.M. and 4:30 P.M.). No elevators will be available Saturday, Sunday or holidays or after 4:30 P.M. on other days. The insurance evidence in the form required by Paragraph 19 hereof must be delivered to Landlord prior to commencement of the Tenant’s move into or out of the Premises.

TENANT’S FINANCIAL STATEMENT

PARAGRAPH 46

The Tenant will submit to the Landlord:

(a) Annually, as soon as available, but in any event within ninety (90) days after the last day of each of its fiscal years, balance sheets of the Tenant and its subsidiaries as at such last day of the fiscal year, and statements of income and retained earnings and statements of cash flows, for such fiscal year, each prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied, in reasonable detail, such statements to be certified by a firm of independent certified public accountants.

(b) Promptly after a written request therefor, which may be made by Landlord at any time Landlord has been requested to approve any action to be taken involving Tenant, Tenant’s balance sheets, statements of income and retained earnings and statements of cash flow for Tenant’s most recently available completed quarterly period.

(c) Upon Landlord’s request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant’s chief operating officer or chief financial officer, which shall provide the following information:

(i)	The names of all of the Tenant’s shareholders and their ownership interests at the time thereof, provided Tenant’s shares are not publicly traded;

(ii)	The state in which Tenant is incorporated;

(iii)	The location of Tenant’s principal place of business;

(iv)	Information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and

(v)	Any other information regarding Tenant’s ownership interest that Landlord reasonably requests.

FIRST OPTION TO RENEW

PARAGRAPH 47

Upon condition that Tenant is not in Default in the payment of any Rent or other charge payable by Tenant under this Lease and not in Default in the performance of any covenant or obligation to be performed by Tenant under this Lease and upon Tenant’s giving Landlord twelve (12) months notice in writing in the manner prescribed in Article 24 hereof prior to the expiration of the Term hereof, Tenant shall have the option to renew and extend this Lease for an additional period of five (5) years, pursuant and subject to all terms, covenants, provisions, and conditions of this Lease, including, without limitation, the payment of all items of Rent as provided for hereunder, except that the Basic Annual Rent shall be adjusted to the then prevailing fair market rent for comparable space within the Princeton Forrestal Center (including rental rate, rent escalation, expense pass through, tenant improvement allowance and other concessions, if any).

SECOND OPTION TO RENEW

PARAGRAPH 48

Upon condition that Tenant is not in Default in the payment of any Rent or other charge payable by Tenant under this Lease and not in Default in the performance of any covenant or obligation to be performed by Tenant under this Lease and upon condition that Tenant has exercised the renewal option granted in Paragraph 47 hereof, and upon Tenant’s giving Landlord twelve (12) months notice in writing in the manner prescribed in Article 24 hereof prior to the expiration of the Term hereof (as may be extended pursuant to Paragraph 47 hereof), Tenant shall have the option to renew and extend this Lease for an additional period of five (5) years, pursuant and subject to all terms, covenants, provisions, and conditions of this Lease, including, without limitation, the payment of all items of Rent as provided for hereunder, except that the Basic Annual Rent shall be adjusted to the then prevailing fair market rent for comparable space within the Princeton Forrestal Center (including rental rate, rent escalation, expense pass through, tenant improvement allowance and other concessions, if any).

RIGHT OF FIRST REFUSAL TO ADDITIONAL SPACE

PARAGRAPH 49

During the Term hereof and provided that Tenant is not in Default in the payment of Basic Net Annual Rent, Additional Rent or any other amount due hereunder or in the performance of any covenant or obligation to be performed by Tenant hereunder, Landlord agrees that Landlord will not enter into any lease for any space that is contiguous to Tenant’s Premises in the Building to any prospective tenant who expresses to Landlord his intention to lease such space, unless Landlord shall first receive an acceptable bona-fide offer in writing from such prospective tenant for the lease of such space and Landlord shall have notified Tenant in writing of the name of the prospective tenant making the offer, the rental amount to be paid therefore and all pertinent details of the proposed lease. Landlord agrees that Tenant shall thereupon have the prior right to lease said space upon the same terms and conditions as are contained in said offer. Said right must be exercised within ten (10) days after Tenant’s receipt of said written notice of said offer by giving written notice to Landlord of the exercise of said right within said ten (10) day period. Following such ten (10) day period, Landlord may lease such space to the third party without further notice to Tenant.

LANDLORD’S REPRESENTATIONS AND WARRANTIES

PARAGRAPH 50

(A) Landlord represents and warrants that the Building is fully sprinklered and complies with all current code requirements, including without limitation, electrical, plumbing, fire/life safety and zoning codes.

(B) Landlord represents and warrants that the Building is free of asbestos containing materials, and Landlord has no knowledge of the presence of Hazardous Materials at the Project.

EXHIBIT A

FLOOR PLAN(S)

(Not included in the execution copy)

EXHIBIT B-1

LANDLORD’S WORK LETTER

It is the intent of this Exhibit that Tenant shall be permitted reasonable freedom in the interior design and layout of its space, consistent with applicable building codes and sound architectural and construction practices in first class office buildings, provided that no interference is caused to the operation of the Building’s mechanical, heating, cooling or electrical systems or other building operations or functions, and no increase in maintenance or utility charges will be incurred by Landlord without Landlord’s approval, which approval shall not be unreasonably withheld or delayed. Tenant’s alterations must be made in compliance with all laws, including without limitation, the Americans With Disabilities Act of 1990 and all regulations issued thereunder.

1. Landlord Allowance: Landlord will contribute $15.00 per square foot towards Tenant improvements in the demised Premises only.

Tenant at Tenant’s cost shall be responsible for any improvements to the Building’s systems that are required by any applicable code when such requirement results from the installation of Tenant improvements in the demised Premises, only. To the extent that such improvements to the Building’s systems are required because the Building, prior to the installation of Tenant improvements, does not comply with any applicable code, the cost of such compliance shall be Landlord’s responsibility.

2. Landlord’s Option for Tenant’s Work: Landlord, under the terms of this Lease, will allow Tenant to perform its own work under the following conditions:

A) Landlord has the right to bid the Tenant improvement work. Tenant shall provide Landlord evidence of the lowest bid price of its bidders. If Landlord is the lowest bidder after complying with all of the conditions of the bid package and after all bids have been reviewed and equalized so that the bids are in an “apples to apples” comparison, Tenant will award the contract to Landlord. Landlord may choose to not perform the work. All payments due to Landlord will be guaranteed by Tenant. Payment for work satisfactorily completed by Landlord, shall be made within thirty (30) days of the due date, commencing from the invoice date for the work performed.

However, with regard to the initial Tenant improvements, Tenant may perform its own construction, using its own contractors approved by Landlord.

B) Landlord maintains the right to reasonably approve or disapprove any of the general contractors or sub-contractors. The Landlord’s pre-approved bidders are:

1. Turner

2. Hunt Construction Group

3. Bovis Construction Corp.

4. Torcon

3. Landlord’s Approval: Tenant’s plans, as hereinafter defined, shall be subject to Landlord’s prior written approval within ten (10) business days of the receipt of same, which approval shall not be unreasonably withheld or delayed. If Tenant’s plan requires any variance or any modifications of any existing site plan, Tenant will be responsible for obtaining all required approvals, at Tenant’s sole cost and expense, except for those items of which the Landlord is responsible for under Paragraph 8 of the Lease. Landlord will cooperate with Tenant in securing such approvals.

4. Landlord’s allowance will be paid to Tenant at the issuance of a Certificate of Occupancy.

5. CONSTRUCTION

(A). If the Landlord does not perform the construction of the Tenant’s improvements, then the work may be done by the Tenant in compliance with the following:

(i) No such work shall proceed without Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, of (i) Tenant’s contractor, if any; (ii) detailed plans and specifications for the work which are usual and customary; and (iii) a certificate of workman’s compensation insurance in an amount and with a company and on a form reasonably acceptable to Landlord and a certificate of insurance in form and from and insurer reasonably acceptable to Landlord, showing Tenant or Tenant’s contractor to have in effect public liability, comprehensive general liability and property damage insurance with limits of not less than $1,000,000.00/$2,000,000.00 and $1,000,000.00 respectively. All such certificates except worker’s compensation shall be endorsed to show Landlord as an additional insured and such insurance shall be maintained by Tenant or Tenant’s contractor at all times during the performance of Tenant’s work. Tenant’s construction manager shall abide by all terms of the Lease as they apply to the construction of the Tenant Improvements.

(ii) All such work shall be done in conformity with applicable codes and regulations of governmental authorities having jurisdiction over the Building and Premises and with valid building permits and other authorizations from appropriate governmental agencies. Any work being performed by Tenant, either not acceptable to the appropriate governmental agencies, or not shown on Tenant’s plans (or installed other than indicated on Tenant’s plans) and which is not reasonably satisfactory to Landlord, shall be promptly replaced at Tenant’s expense.

(iii) Tenant and Tenant’s contractors shall abide by all safety and construction laws, ordinances, and Landlord’s rules and regulations as per Exhibit C. All work and deliveries shall be coordinated through Landlord. Entry by Tenant’s contractors shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease. All Tenant’s materials, work installation and decoration of any nature brought upon or installed in the Premises shall be at the risk of the contractor who installed same, and for any claims for loss or damage if not determined as to party at fault, contractor will file claim with its proper insurance carrier for such loss. If the party at fault is determined, the claim will be filed with such party’s insurance carrier. If the loss occurs while Landlord is performing Tenant Improvements of the Building, then contractor can file claim against Landlord’s insurance carrier.

(iv) Tenant shall not employ any contractor who in Landlord’s sole opinion will prejudice Landlord’s negotiations or relationships with Landlord’s contractors or subcontractors or the negotiations or relationship of those contractors or subcontractors with their employees, or may disturb harmonious labor relations.

(v) Tenant shall reimburse Landlord for any actual, direct, and reasonable extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of Building use outside normal working hours. Notwithstanding the previous sentence, Landlord shall give Tenant notice and ten (10) days to cure any defective work before Landlord commences its remedial work.

(vi) If Landlord does not perform Tenant’s work, Tenant shall pay to Landlord a building service fee of 10% profit and overhead plus 10%to cover Landlord’s cost of coordination of Tenant’s work, except that with regard to the initial Tenant improvements, if Tenant uses its own contractors (approved by Landlord), Tenant shall only be required to pay a fee of ten percent (10%). Landlord agrees that with regard to improvements made subsequent to the initial improvements, if Landlord declines its right to perform such improvements, then only a ten percent (10%) fee be paid to Landlord for the coordination of Tenant’s work performed by Tenant’s contractors, unless Landlord is the low bidder and Tenant insists on using its own contractors (approved by Landlord), in which case, Tenant shall pay Landlord a fee of ten percent (10%) profit and overhead plus ten percent (10%) to cover Landlord’s cost of coordination of Tenant’s work, Such building service fee shall be deducted from Landlord’s Allowance, as payment.

(vii) Tenant’s contractors shall not post any signs on any part of the Building or the Premises, except as required by law.

(viii) Tenant shall, upon Landlord’s written request, provide Landlord with copies of bills and invoices for the cost of Tenant’s work hereunder, performed by Tenant or Tenant’s contractors.

(B). If there are any changes requested by Tenant, after approval of Tenant’s Plan, Tenant shall be responsible for costs including permits and fees, architectural, engineering and related design expenses resulting from such changes. No such changes shall be made without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.

6. APPLICABILITY

The obligation to comply with the terms and conditions of this Exhibit B-1 shall be binding upon Tenant from and after the execution and delivery of the Lease by both parties, even though such delivery predates the Commencement Date of the Lease.

7. GUARANTEE OF TENANT’S WORK

In the event that Tenant performs its own work through its construction manager, then Tenant shall repair, replace any portion of the work which proves defective within one (1) year (or as such longer period, provided in any separate guarantee or extended warranty, or required by law) from the Commencement Date of this Lease, evident by the issuance of a final Certificate of Occupancy and repair any damage to other work caused by the defect or the repair of the defect.

8. INDEMNIFICATION

Indemnification for Claims: Tenant shall bear the risk of loss and the responsibility for all injuries or damages to persons or property, including work of Tenant’s construction manager, its subcontractors and subordinate subcontractors, that may arise in connection with its work under this work letter (the “Work”), or its use or occupation of the Premises in connection with the Work. Tenant hereby indemnifies and agrees to save Landlord, and all of its officers, agents and employees, harmless against any liability, claims, demands or causes of action of any nature whatsoever for damages of any kind as above set forth, and agrees at its expense, to defend any legal or other action brought against Landlord founded upon any such liability, claim, demand or cause of action, and to pay any attorneys’ fees incurred by Landlord in connection therewith, except such indemnification shall not apply to such injury or damages as shall have been occasioned by the sole negligence of Landlord or Tenant’s architect.

EXHIBIT B-2

BUILDING STANDARD

300 SERIES

1.	PARTITIONS

(a)	Partitions within the Demised Premises shall have 5/8” gypsum board on each side of 2-1/2” metal studs, 24” on center, taped and spackled, to underside of finished ceiling. Partitions between the Demised Premises and corridor(s) and between the Demised Premises, any adjacent space shall have 5/8” fire code gypsum board, taped and spackled, on each side of 3-1/2” metal studs, 24” on center. Demising partitions and corridor partitions to have 1-1/2” (full thick) sound deadening insulation installed within from floor to underside of floor above, or match existing.

(b)	There will be no jogs, curves or angles in any partition.

(c)	Vinyl base 4” high to be on all partitioning and existing walls and columns.

2.	DOORS

(a)	All frames to be 16 gauge, pressed steel, painted.

(b)	Doors within Demised Premises to be 3’-0” x 7’-0” nominal x 1-3/4” solid core oak, matched finish. Doors to have fire rating as required by applicable codes.

3.	HARDWARE

(a)	Cylindrical latch sets, standard weight, on individual office doors within the Demised Premises.

(b)	Cylindrical lock sets, heavy duty, and closers on doors from corridor(s) on Demised Premises.

(c)	Lock sets and latch sets to be Schlage, Sargent, Yale, Russwin or equal, as selected by Landlord.

(d)	All lock sets shall be keyed to the building master key system.

4.	ACOUSTICAL CEILINGS

(a)	Lay-in acoustic tile ceilings, within Demised Premises, shall be 24” x 48” regressed white mineral fiber, textured panels with white recessed “T”- spline, as selected by Landlord with 2’ x 2’ Second Look Tile.

(b)	Ceiling heights within Demised Premises to be nominal 9’-0”.(existing)

(c)	Direction of ceiling-grid to be as determined by Landlord.

5.	FLOORING

Building Standard carpet to be in all tenant areas where vinyl composition tile is not installed. All carpets will be selected from Landlord’s samples, or of equal quality. Carpet to be J&J Industries.

6.	PAINTING

(a)	Interior wall surfaces of gypsum board shall receive two (2) coats of flat latex paint, colors to be selected by Tenant from Landlord’s samples.

(b)	All interior ferrous metal surfaces shall receive two (2) coats of alkyd semi gloss enamel paint over shop-applied primer.

(c)	All wood doors to receive one (1) coat of sealer and two (2) coats of clear polyurethane satin varnish.

(d)	Paint manufacturers to be Sherwin Williams, or approved equal, as selected by Landlord.

7.	WINDOW COVERING

All exterior windows to receive Building Standard, narrow, horizontal aluminum slat blinds, Levelor or equal, as selected by Landlord. (existing)

8.	ELECTRICAL SPECIFICATIONS

(a)	Lighting - Provide 2’ x 4’ 3L - high efficiency open deep cell fixtures in regressed aluminum frame with air return feature.

(b)	Power - Wall mounted duplex receptacles must meet all applicable codes.

(c)	The average electric load of the Demised Premises shall not exceed five (5) watts per square foot for lighting and power in office areas. Landlord will provide available service of 200A 277/480V, 3 phase, for Tenant’s exclusive use. All other switchgear required is a function of the work letter allowance. (Re-use existing)

(d)	Landlord shall initially provide and install lamps and ballasts. Replacement of same shall be by Landlord, at Tenant’s expense.

9.	FIRE AND LIFE SAFETY FEATURES

(a)	The Building is fully sprinklered in all areas.

(b)	Fire Alarm System consisting of manual pull boxes, annunciators, alarm bells, control panel, etc. shall be required per code.

(c)	Smoke detectors, ionization-type, in corridors, Tenant’s space, electrical equipment rooms, elevator machine rooms and ductwork where the air quality is over 15,000 CFM. Firestats in the ductwork where air quality is less than 15,000 CFM.

(d)	Battery back-up shall be required in the Building to operate all emergency and exit lighting fixtures in public areas and fire alarm system.

10.	TELEPHONE/DATA WORK

(a)	The Landlord shall arrange for telephone service to the equipment room in the Building’s core (already existing).

(b)	All telephone work and wiring in partitions, floors and ceilings are the responsibility of the Tenant, shall be paid for by Tenant, and coordinated with Landlord (Tenant’s contractor must be approved by Landlord). Landlord will coordinate work with other trades as required. Completion or non-completion of the telephone work will not delay Tenant’s acceptance of the Demised Premises or the payment of Rent. All electrical load centers, special wiring and plywood supplied by Landlord for telephone equipment shall be an extra cost to be paid by Tenant. Telephone company work is to meet all prevailing codes.

11.	HVAC SPECIFICATIONS (Office Areas Only)

(a)	Heating, ventilation and air-conditioning system shall be capable of maintaining the following interior conditions, subject to governmental regulations:

Summer - 75 degrees F (+2 degrees F) dry bulb and 50% relative humidity when outside temperature is 90 degrees F dry bulb and 75 degrees wet bulb.

Winter - 68 degrees F when outside temperature is 14 degrees F.

(b)	The VAV system with roof top A/C unit will have automatic thermostats mounted in the rooms or open spaces within the Demised Premises.

(c)	The VAV units are connected to roof top A/C units with filters, mixing dampers and fan motor.

(d)	Tenant override timers and running hour meter will be provided in electrical closet for after hours use.

(e)	The air supply distribution of the HVAC system for the Demised Premises shall be based on five (5) watts per square foot of total electrical load for all purposes. Occupancy rate is based on one (1) person per 200 square feet.

(f)	All heating will be provided from the perimeter base board heaters via solid state controllers, from Building central system.

(g)	The control system for the heating will be by means of electric thermostats mounted in the rooms or open spaces within the Demised Premises as described in (11 b) interfaced with solar & ambient outdoor temperature sensors.

(h)	Zoning within Tenant’s Demised Premises shall provide interior and perimeter zones. The number of zones, as determined by Landlord, shall be based on orientation and total area occupied with average zones as follows:

Perimeter of areas - one (1) zone per 1,200 square feet

Interior areas - one (1) zone per 2,000 square feet

An average of 1 CFM per square foot will be delivered by the HVAC system within the Demised Premises. Diffusers supplying air will be spaced at 1 per 225 square feet.

(i)	If Tenant’s equipment (i.e. computers, business machines, etc.) or special uses (i.e. conference rooms, mailrooms, lunch rooms, etc.) requires air-conditioning above and beyond Building Standard, as outlined, said additional air conditioning (including cost of operation as stipulated in the Lease) shall be paid for by Tenant. Any special exhaust requirements will also be paid for by Tenant.

EXHIBIT C

RULES AND REGULATIONS

1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by any of the tenants nor used by them for any other purpose than for ingress and egress to and from their respective offices, nor shall they be used as a waiting or lounging place for tenant’s employees or those having business with tenants. The halls, passages, elevators, stairways and roofs are not for the use of the general public, and Landlord retains in all cases the right to control and prevent access to any part of said Building of all persons whose presence, in the judgment of Landlord or Landlord’s employees, may be prejudicial to the safety, character, reputation or interests of the Building and its tenants. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by closing the doors or otherwise, for the safety of tenants and the protection of property in said Building. During other than business hours, access to the Building may also be refused, unless the person seeking admission is known by Landlord’s agent in charge to have the right to enter the Premises therein or is properly identified. In order for Tenant’s employee(s) to be permitted to enter a locked and secured building, it is required that each such employee complete a “Security Access Card Request Form”. If this standard form is not completed in its entirety, Landlord may decline access to such employee. In addition, the production of a key to such premises may be required. Tenants will instruct the Building manager from time to time as to the number of persons to whom they desire passes issued for this purpose. It will be the responsibility of the Tenant to pick up any pass and key whenever the employment of the pass holder is discontinued. Landlord shall in no case be liable in damages for the admission or exclusion of any person from said Building.

2. The floors, walls, partitions, skylights, transoms that reflect or admit light into passageways or into any place in said Building shall not be covered or obstructed by any of the tenants. The toilet-rooms, sinks and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, ashes, chemicals or refuse shall be thrown or placed therein. Any damage resulting from such misuses or abuse shall be borne and immediately paid by Tenant by whom or by whose employees it shall have been caused.

3. Nothing shall be placed by tenants or their employees on the outside of the Building.

4. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of said Building, unless of such character, color, size and material and in such places as shall be first designated by Landlord in writing. A sign painter authorized by Landlord will do such work at Tenant’s expense.

5. Tenant will see that the windows are closed and the doors securely locked each day before leaving the Building. Shades shall be of the material, style, form and color adopted by Landlord for the Building, and no tenant shall put up any that do not conform to such standards. Tenant shall have the right to remove such shades at the expiration of the lease.

6. Tenant, their employees or others shall not make or commit any improper noises or disturbances including foul odors of any kind in the Building, nor smoke in the elevators, mark or defile the elevators, bathrooms or interfere in any way with other tenants or those having business in the Building. Tenants shall be liable for all damage to the Building done by their employees. Cigar & pipe smoking will not be permitted anywhere in the Building.

7. No carpet, rug or other article shall be hung or shaken out of any window, and nothing shall be thrown by tenants or tenants’ employees nor be allowed by them to drop out of the windows or doors or down the passages or skylights of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls, elevators or stairways of the Building, or into any of the light shafts or ventilators thereof.

8. No domestic animals shall be kept in or about the Premises. Laboratory rodents and no more than ten (10) rabbits at any one time may be used within the Premises for laboratory purposes only.

9. If the tenants desire to introduce signaling, telegraphic, telephonic or other wires and instruments, Landlord will contract with the electricians as to where and how the same are to be placed; and, without such direction, no placing boring or cutting for wires will be permitted. Landlord retains in all cases the right to require the placing and using of such electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the Building, to require the changing of wires and of their placing an arrangement underground or otherwise as Landlord may direct, and further to require compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish thereto; and, in the event of noncompliance by tenants or by those furnishing service by or using such wires or by others with the directions, requirements or rules, Landlord shall have the right to immediately cut, displace and prevent the use of such wires. Notice requiring such changing of wires and their replacing and rearrangement given by Landlord to any company or individual furnishing service by means of such wires to any tenant shall be regarded as notice to such tenants and shall take effect immediately. All wires used by tenants must be clearly tagged at the distributing boards and junction boxes and elsewhere in the Building and with the number of the office to which said wires lead and the purpose for which said wires respectively are used, together with the names of the company operating same.

10. A directory in a conspicuous place on the first floor, with the names of tenants, will be provided by Landlord at Landlord’s expense.

11. No varnish, stain, paint, linoleum, oil-cloth, rubber or other air-tight covering shall be laid or put upon the floors; nor shall articles be fastened to or holes drilled or nails or screws driven into walls, doors or partitions; nor shall the walls, doors or partitions be painted, papered or otherwise covered or in any way marked or broken; nor shall any tenant use any other method of heating than that provided by Landlord; without the written consent of Landlord, which consent shall not be unreasonably withheld.

12. Intentionally Deleted.

13. The use of rooms as sleeping apartments is prohibited.

14. All entrance doors leading from the hallways are to be kept closed at all times.

15. Tenants must use designated parking lots only during hours of building operation. Tenant parking is restricted to main lots and is not permitted in any other area whatsoever including visitor, delivery or fire lane areas. It is expressly prohibited to allow overnight parking (except for ten (10) spaces to be designated by Landlord) or storage of vehicles used by employees or in the course of business without prior written consent of Landlord. Violation of this parking regulation will result in removal of the vehicle at the sole cost of Tenant.

16. Tenants must adhere to all recycling mandates (as they may be required by local and state laws), and Landlord’s existing established procedure (s).

17. No smoking is permitted in the Premises or any other part of the Building.

EXHIBIT D

COLLEGE PARK AT

PRINCETON FORRESTAL CENTER

JANITORIAL SPECIFICATIONS

General Cleaning

Cleaning Services provided five (5) days per week unless otherwise specified.

Cleaning hours Monday through Friday, between 6:00 p.m. and before 8:00 a.m. of the following day.

On the last day of the week work will be done after 6:00 p.m. Friday, but before 8:00 a.m. Monday.

No cleaning on holidays.

I.	Office Area

Furniture and fixtures within reach will be dusted and desktops will be wiped clean. However, desks with loose papers on top will not be cleaned.

Windowsills and baseboards to be dusted and washed when necessary.

Office wastepaper baskets will be emptied.

Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed. Tenants are required to place such unusual refuse in trashcans.

Cleaner will not remove or clean tea or coffee cups or similar containers; also, if such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned. All kitchen cleaning by Tenant.

Carpets will be vacuumed nightly.

All tile floors will be vacuumed nightly and wet mopped weekly.

Wipe clean all glass, brass and other bright work weekly.

Dust all pictures, charts, wall hangings monthly that are not reached in nightly cleaning.

Dust all vertical surfaces to include doors, bucks and partitions monthly.

Dust all ventilating louvers and other such installations monthly.

II.	Lavatories

All lavatory floors to be swept and washed with disinfectant nightly.

Tile walls and dividing partitions to be washed and disinfected weekly.

Basins, bowls, urinals to be washed and disinfected daily.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

Waste receptacles will be emptied and cleaned and wash dispensaries to be filled with appropriate tissues, towels, and soap nightly.

III.	Main Lobby Elevators. Building Exterior and Corridors

Wipe and wash all floors in Main Lobby nightly.

Wipe and/or vacuum elevator floor nightly.

Polish floors weekly in elevator.

IV:	All windows interior and exterior will be cleaned once a year.

V:	Tenant will comply fully with the New Jersey State Recycling Mandates.

VI:	Tenant is responsible for the cleaning of Tenant’s laboratory area(s).